UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 26, 2017, Change Healthcare Holdings, Inc. (the “Company”) issued a press release announcing that conditional notices of redemption were delivered to the holders of the Company’s 11.00% Senior Notes due 2019 (the “2019 Notes”), 11.25% Senior Notes due 2020 (the “2020 Notes”) and 6.00% Senior Notes due 2021 (the “2021 Notes,” and collectively with the 2019 Notes and the 2020 Notes, the “Senior Notes”), stating the Company’s intention to redeem the Senior Notes on March 1, 2017 upon the satisfaction of certain conditions. These conditions include the consummation of the transactions under the previously announced Agreement of Contribution and Sale dated June 28, 2016 (the “Contribution Agreement”), pursuant to which the Company and McKesson Corporation will form a new healthcare information technology company, combining substantially all of the Company’s business and the majority of McKesson Technology Solutions. The consummation of the transactions under the Contribution Agreement remains subject to customary closing conditions.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Current Report, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Executive Vice President, General Counsel and Secretary

Date: January 26, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 26, 2017